UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2004

TELLABS, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-9692	36-3831568
(Commission File Number)	(IRS Employer Identification No.)

One Tellabs Center
1415 W. Diehl Road
Naperville, Illinois 60563
(Address of principal executive offices)

(630) 798-8800
(Registrant’s telephone number, including area code)

NO CHANGE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Acquisition or Disposition of Assets.

     On November 30, 2004, Tellabs, Inc. (“Tellabs”) consummated its merger with Advanced Fibre Communications, Inc. (“AFC”) pursuant to the terms of the previously disclosed Agreement and Plan of Merger, dated as of May 19, 2004, as amended and restated as of September 7, 2004 (collectively the “Merger Agreement”), among Tellabs, Chardonnay Merger Corp. (“Chardonnay”), a wholly owned subsidiary of Tellabs, and AFC. Pursuant to the Merger Agreement, Chardonnay was merged with and into AFC (the “Merger”), with AFC surviving the Merger as a wholly owned subsidiary of Tellabs.

     As a result of the Merger, AFC shareholders who did not perfect dissenters rights received 0.504 shares of Tellabs common stock and $12.00 in cash without interest for each share of AFC common stock owned. To complete the Merger pursuant to the exchange ratio, Tellabs issued approximately 74.6 million shares of Tellabs common stock to AFC stockholders, which includes approximately 29.7 million shares of Tellabs common stock issuable pursuant to AFC stock options. Tellabs did not issue fractional shares pursuant to the Merger and will pay cash for such fractional shares. In connection with the Merger, Mr. Frank Ianna, a director of AFC, became a director of Tellabs.

     The description of the Merger Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the text of the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 to Tellabs Current Report on 8-K filed with the Securities and Exchange Commission on September 8, 2004.

Item 5.02 Election of Directors.

     In connection with the Merger, Mr. Frank Ianna, a director of AFC, became a director of Tellabs.

Item 5.03 Amendment to By-Laws.

     Tellabs amended its by-laws to increase the number of directors on the Tellabs board of directors from 9 to 10 in order to elect Mr. Ianna as a director of Tellabs. A copy of the by-laws as amended to date are incorporated herein by reference to Exhibit 3.1 attached hereto.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The historical audited financial statements of AFC, including its consolidated balance sheet at December 31, 2003 and the consolidated statements of operations, cash flows and stockholders’ equity for the fiscal year ended December 31, 2003 previously filed with Tellabs’ Registration Statement on Form S-4 (Registration No. 333-116794) and are incorporated herein by reference.

The unaudited consolidated financial statements of AFC including its unaudited consolidated balance sheet at September 30, 2004 and the unaudited consolidated statements of operations and cash flows for the nine months ended September 30, 2004 were previously filed with the Registration Statement and are incorporated herein by reference.

(b) Pro Forma Financial Information.

     An unaudited pro forma condensed combined consolidated balance sheet at January 2, 2004 and the unaudited pro form condensed combined consolidated statement of operations for the fiscal year ended January 2, 2004 and the six-months ended July 2, 2004 was previously filed with the Registration Statement and are incorporated herein by reference.

     To the extent that additional pro forma information is required to be filed by this item, it will be filed with the Securities and Exchange Commission as soon as practicable, but not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(c) Exhibits

2.1	Agreement and Plan of Merger, dated as of May 19, 2004, as amended and restated as of September 7, 2004, among Tellabs, Inc., Chardonnay Merger Corp., and Advanced Fibre Communications, Inc. (Incorporated by reference to Exhibit 2.1 of Tellabs, Inc.’s Current Report on Form 8-K filed September 8, 2004).

3.1	By-laws of Tellabs, Inc., as amended through November 30, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2004			TELLABS, INC.

	By:		/s/ James A. Dite

		Name:	James A. Dite
		Title:	Vice President and Controller
(Principal Accounting Officer and duly authorized officer)